Exhibit 99.1
For Immediate Release
September 30, 2009

For more information:	Rex S. Schuette
Chief Financial Officer
706-781-2265
rex_schuette@ucbi.com
UNITED COMMUNITY BANKS, INC. CLOSES
$222.5 MILLION PUBLIC OFFERING OF COMMON STOCK
BLAIRSVILLE, GA, September 30, 2009 — United Community Banks, Inc. (Nasdaq: UCBI) announced today that it has closed the sale of 44,505,000 shares of common stock at $5.00 per share, including 5,805,000 shares sold pursuant to the over-allotment option to purchase additional shares in connection with its previously announced underwritten public offering. The offering was originally for $175 million, but with strong demand and the exercise of the over-allotment option, the sale successfully concluded with total gross proceeds of $222.5 million. Sandler O’Neill + Partners, L.P. and SunTrust Robinson Humphrey served as joint book-running managers for the offering and Raymond James served as co-manager.
The company received net proceeds of approximately $210.9 million from the offering after deducting underwriting discounts and expenses. The net proceeds qualify as tangible common equity and will be used to provide capital support to United’s subsidiary bank and for general corporate purposes.
“The stock sale boosts the company’s already strong capital position,” said Jimmy Tallent, president and chief executive officer. “The response says a great deal about investor confidence in United’s long-term track record and opportunities ahead. It also is a tribute to our franchise and the hard work of 1,850 employees who have maintained outstanding service and customer satisfaction.”
“Securing this additional capital strengthens both our capital ratios and balance sheet, and puts us in a better position to manage successfully through the challenging times,” Tallent added. “It also gives us greater flexibility, allowing us to take advantage of growth opportunities that may arise.”
“Even though this is dilutive in the short-term, it makes good business sense,” Tallent concluded. “Strengthening our capital and balance sheet not only allows us to work through the most difficult banking crisis we have ever seen, but also positions us to take advantage of potential opportunities that are once in a lifetime.”
This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has assets of $8.4 billion and operates 27 community banks with 110 banking offices located throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and eastern Tennessee. The company specializes in providing personalized community banking services to individuals and small- to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq Global Select Market under the symbol UCBI.
Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements may include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of United and its subsidiaries. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, negative reaction to our public offering, increased capital requirements mandated by our regulators, and deterioration in the economy or our loan portfolio.
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